UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2014

PRA Group, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Share Repurchase Program

On December 10, 2014, the Board of Directors of PRA Group, Inc. (the “Company”) authorized a new share repurchase program (the “Repurchase Program”) pursuant to which the Company may, from time to time, purchase shares of its common stock for an aggregate repurchase price not to exceed $100 million at times, in amounts and at prices that the Share Repurchase Committee of the Company’s Board of Directors deems appropriate.  The Repurchase Program may be executed using open market purchases pursuant to Rule 10b-8 under the Securities Exchange Act of 1934, as amended, pursuant to a Rule 10b5-1 plan, or in other transactions.  The Repurchase Program does not have a specific expiration date and does not obligate the Company to repurchase any shares.

The Repurchase Program replaces the Company’s previous $100 million share repurchase program, which was completed during the fourth quarter, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

December 10, 2014	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO